UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2024

ROCKY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 East Canal Street, Nelsonville, Ohio 45764
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (740) 753-1951

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of class	Trading symbol	Name of exchange on which registered
Common Stock – No Par Value	RCKY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On January 10, 2024, Rocky Brands, Inc. (the “Company”) received written notice from Schneider Downs & Co., Inc. (“Schneider Downs”) of its decision to decline to stand for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, following completion of their current engagement for the fiscal year ended December 31, 2023, including the audit of the Company’s consolidated financial statements for such fiscal year.

The reports of Schneider Downs on the Company's consolidated financial statements for the fiscal years ended December 31, 2021, and December 31, 2022, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2022, and December 31, 2023, and the subsequent interim period from January 1, 2024 through January 10, 2024, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”) and the related instructions thereto) with Schneider Downs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Schneider Downs, would have caused Schneider Downs to make reference thereto in connection with its reports on the consolidated financial statements of the Company for such years.

During the fiscal years ended December 31, 2022, and December 31, 2023, and the subsequent interim period from January 1, 2024 through January 10, 2024, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Schneider Downs with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S‑K and requested that Schneider Downs furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Schneider Downs agrees with the statements made by the Company in this Item 4.01(a) and, if not, stating the respects in which it does not agree. A copy of Schneider Downs’ letter to the SEC dated January 10, 2024 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On January 11, 2024, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company approved the engagement of Deloitte & Touche LLP (“Deloitte”) to be the Company’s independent registered public accounting firm to perform independent audit services for the Company beginning with its fiscal year ending December 31, 2024.

During the fiscal years ended December 31, 2022, and December 31, 2023, and the subsequent interim period from January 1, 2024 through January 11, 2024, neither the Company, nor anyone acting on its behalf, consulted Deloitte regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (iii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 16.1	Letter to the Securities and Exchange Commission, dated January 10, 2024, from Schneider Downs & Co., Inc.
Exhibit 104	Cover Page Interactive Data File (imbedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2024

Rocky Brands, Inc.

/s/ Thomas D. Robertson
Thomas D. Robertson
Chief Operating Officer, Chief Financial Officer, and Treasurer